EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of September 30, 1996 by and between (i) TransAmerican Waste Industries, Inc., a Delaware corporation (the "Seller"), (ii) Inland Products, Inc., a Texas corporation (the "Company"), and (iii) The Inland Group, L.L.C., a Texas limited liability company ("Purchaser").

                                    RECITALS

      A. Seller is the holder of all of the issued and outstanding shares of capital stock of the Company, consisting of 1,000 shares of common stock, par value $1.00 per share (the "Stock").

      B. Seller has agreed to sell and Purchaser has agreed to purchase all of the issued and outstanding capital stock of the Company, on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

      In consideration of the recitals and of the mutual covenants, agreements, representations and warranties contained herein, and subject to the satisfaction or waiver of the conditions contained herein, the parties, each intending to be legally bound hereby, agree as follows.

      1. SALE AND PURCHASE OF STOCK. Upon the execution and delivery of this Agreement, the Seller hereby sells and transfers to the Purchaser, and the Purchaser hereby purchases and accepts from the Seller, the Stock, in exchange for the consideration described in Section 2 below. In connection with and to effectuate the sale and transfer of the Stock, the Seller hereby delivers to the Purchaser the following additional items.

            (a) CERTIFICATES. Duly issued certificates for all of the Stock, duly endorsed in blank or with blank stock powers attached in proper form for transfer.

            (b) RESIGNATIONS. Resignations of all of the officers and directors of the Company except for those who have agreed with the Purchaser to remain as officers and/or directors of the Company after the date of this Agreement.

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            (c) RELEASE OF INTERCOMPANY DEBTS. A fully executed release of the
      Company from all debts and obligations owed by the Company to the Seller as of the date of this Agreement, which release the parties agree shall be treated as a contribution to the Company's capital by the Seller in the amounts released.

            (d) ADJUSTED BALANCE SHEET. An adjusted balance sheet for the Company dated as of the date of this Agreement, accompanied by an itemized list of the equipment, machinery, vehicles, furniture, fixtures, contracts, prepaid items, tradenames and trademarks, customer lists, computer software, and other documents and information owned by the Company as of the date of this Agreement, all acceptable to the Purchaser.

            (e) CORPORATE RECORDS. The minute books, stock certificates and transfer books, corporate seal and other corporate records of the Company.

            (f) GOOD STANDING CERTIFICATE. A good standing certificate as to the Company issued by the Secretary of State of Texas, dated as of a date within ten days of the date of this Agreement.

            (g) DIRECTORS RESOLUTIONS. Fully executed resolutions of the directors of the Seller authorizing the execution and delivery of this Agreement and all things reasonably incident thereto.

            (h) REQUIRED CONSENTS. Any consents required for the sale and transfer of the Stock by the Seller as contemplated by this Agreement.

      2.    CONSIDERATION.

            (a)   PURCHASE PRICE.

                  (i) In consideration of the sale and transfer of the Stock, the Purchaser agrees to pay the Seller, each calendar quarter during the life of the Company, an amount equal to (A) 5% of the Company's Adjusted Earnings (as defined below) for such calendar quarter up to $150,000 and 4% of Adjusted Earnings for such calendar quarter exceeding $150,000 (the "Purchase Price"). For purposes of this Agreement, the term "Adjusted Earnings" means pre-tax income as defined under generally accepted accounting principles for tax accounting (and specifically including as deductible expenses (A) a salary to the Purchaser not to exceed $18,000 per quarter (increased annually by an amount not to exceed the national consumer price index), and (B) the cost of any performance bonds required by state or federal authorities), adjusted to add back depreciation (except for depreciation of future capital purchases) and amortization. The Purchase Price, if payable with respect to any quarter, shall be delivered within five days of the preparation by the


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            Company of its quarterly financial statements for the quarter in which such quarter occurs, but in no event later than 30 days after the end of each calendar quarter, and shall be accompanied by a copy of such financial statements. Such financial statements shall contain the information set forth in a form agreed to by the Seller and the Purchaser prior to December 31, 1996.

                  (ii) As further consideration for the sale and transfer of the
            Stock, in the event of any merger or consolidation of the Company with any other entity, the sale of all or substantially all of the Stock by the Purchaser, the sale of all or substantially all of the assets of the Company or the dissolution of the Company, all of which are subject to the Seller's prior written consent, the Purchaser and the Seller shall negotiate an equitable division of the proceeds distributable upon the occurrence of any such event; provided that if the Purchaser and the Seller cannot agree on such division of proceeds, an equitable division of proceeds shall be finally determined by arbitration as follows:

                        (A) Within 60 days after the Seller's consent is
                  requested by the Purchaser, the Seller and the Purchaser shall agree on an individual to act as arbitrator, or if no agreement is reached on such arbitrator, then each of the Seller and the Purchaser shall name a representative who will agree to act on their behalf to select an arbitrator.

                        (B) In the event representatives are selected pursuant
                  to (A) above, such representatives shall agree within ten days of their designation on an individual to serve as the single arbitrator.

                        (C) Within five days of the selection of an arbitrator
                  pursuant to clause (A) or (B) above, as applicable, the Seller and the Purchaser each shall deliver to the arbitrator a written proposal designating its position on the appropriate division of proceeds and such additional written information as each determines appropriate to support its position.

                        (D) Within 90 days after the Seller's consent is
                  requested by the Purchaser, the arbitrator shall announce a decision as to the division of proceeds, which decision shall be either the division of proceeds provided to the arbitrator by the Seller, or the division of proceeds provided to the arbitrator by the Purchaser.

                        (E) The decision of the arbitrator pursuant to clause
                  (D) above shall be final and binding on all parties as to the determination of the division of the proceeds.

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                  (iii) As further consideration for the sale and transfer of the Stock, the Seller hereby agrees that the stock options previously granted to the Purchaser, to Mr. Michael Windsor and to Mr. Wayne Tramel, are hereby fully vested.

            (b) OTHER DELIVERIES. In addition to the Purchase Price, the Purchaser shall deliver to the Seller, upon execution of this Agreement, the following items.

                  (i) Copies of the stock certificate of the Company to be
            issued to the Purchaser upon cancellation of the existing stock certificates, which shall contain the following legend in addition to those customarily placed on stock certificates issued by privately held corporations: THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO A STOCK PURCHASE AGREEMENT DATED SEPTEMBER 30, 1996. THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS A COPY OF SUCH STOCK PURCHASE AGREEMENT.

                  (ii) Any consents required for the acceptance of the Stock by the Purchaser as contemplated by this Agreement.

      3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Purchaser as follows.

            (a) ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of Texas, and the Company has corporate power and lawful authority to own, lease and operate its assets and to carry on its business as now conducted.

            (b) CAPITALIZATION. The Stock is the only capital stock of the Company issued and outstanding. The Stock has been duly authorized and validly issued, is fully paid and non-assessable and was not issued in violation of any preemptive or other right. Neither the Seller nor the Company is a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security of the Company or any other security exercisable or exchangeable for or convertible into any capital stock or any other security of the Company.

            (c) OWNERSHIP. The Seller owns the Stock beneficially and of record, free and clear of all liens or encumbrances of any nature.

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            (d) AUTHORITY. The Seller has taken all corporate or other action required to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The Seller has duly executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Seller, enforceable against Seller in accordance with its terms.

            (e) NO VIOLATIONS; CONSENTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or result in the breach of or accelerate or permit the acceleration of the performance required by the terms of (i) any law, rule or regulation of any governmental body applicable to the Seller, (ii) the Articles of Incorporation or By-Laws of the Seller, (iii) any material agreement to which the Seller is a party or by which the Seller may be bound, or (iv) any order, judgment or decree applicable to the Seller.

            (f) NO BROKER. No finder, broker, agent or similar intermediary has acted for or on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby, and no finder, broker, agent or similar intermediary is entitled to any finder's, broker's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Seller.

            (g) OPERATION OF BUSINESS. Since September 10, 1996, the Company has not declared or paid any dividend on or made any other distribution in respect of any of its capital stock or otherwise made any payments to the Seller.

      4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Seller as follows.

            (a) EXISTENCE; AUTHORITY. It is a limited liability company duly organized, validly existing and in good standing under the laws of Texas, has the limited liability company power and lawful authority to own, lease and operate its assets and to carry on its business as now conducted, has taken all limited liability company or other action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, has duly executed and delivered this Agreement, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

            (b) NO VIOLATION; CONSENTS. The execution and delivery of this Agreement by it and consummation of the transactions contemplated hereby will not violate any provision of, or result in the breach of or accelerate or permit the acceleration of the performance required by the terms of (i) any applicable law, rule or regulation of any governmental body, (ii) its Articles of Organization or Regulations, (iii) any material agreement to which

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      it is a party or by which it may be bound, or (iv) any order, judgment or decree applicable to it.

            (c) NO BROKER. No finder, broker, agent or similar intermediary has acted for or on behalf of it in connection with this Agreement or the transactions contemplated hereby, and no finder, broker, agent or similar intermediary is entitled to any finder's, broker's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with it.

            (d) SECURITIES MATTERS. It (i) has business knowledge and experience, such experience being based on actual participation therein,
      (ii) is capable of evaluating the merits and risks of an investment in the Stock and the suitability thereof as an investment, (iii) is acquiring the Stock solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (iv) is a resident of the State of Texas, and (v) acknowledges that, in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the Company or as to the value of the Stock.

            (e) ACKNOWLEDGEMENT OF LIMITATIONS. IT ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE SELLER CONTAINED IN SECTION 3 HEREOF, NEITHER THE SELLER NOR ANY OTHER PERSON MAKES OR SHALL BE DEEMED TO HAVE MADE ANY OTHER REPRESENTATIONS OR WARRANTIES ON BEHALF OF THE COMPANY OR THE SELLER, EXPRESS OR IMPLIED (INCLUDING REPRESENTATIONS REGARDING THE OPERATIONS, BUSINESS, ASSETS AND LIABILITIES OF THE COMPANY, WHICH IS BEING SOLD "AS IS, WHERE IS" AND WITHOUT WARRANTIES OF MERCHANTABILITY OR FITNESS), AND THE SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATIONS AND WARRANTIES, WHETHER BY THE COMPANY, THE SELLER, ANY OF THE COMPANY'S OR THE SELLER'S EMPLOYEES, AGENTS AND REPRESENTATIVES, OR ANY OTHER PERSON.

      5.    COVENANTS OF THE PURCHASER.

            (a) OPERATION OF THE COMPANY. During the life of the Company, except as otherwise permitted by the prior written consent of the Seller, the Purchaser shall operate the Company using business judgment and shall owe to the Seller the duties of loyalty and care imposed upon officers and directors of corporations organized under the laws of the State of Texas. Without limiting the foregoing, the Purchaser agrees with the Seller as follows.

                  (i) The Purchaser shall cause all business opportunities
            arising within the scope of the Company's line of business to be pursued by the Company and not

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            by the Purchaser individually or through any other entity owned wholly or partly by the Purchaser or any of its business partners or its owners' family members.

                  (ii) If the Purchaser or a business partner or its owners'
            family member enters into a transaction with the Company, the Purchaser shall cause such transaction to be on arm's-length terms.

                  (iii) The Purchaser shall cause the Company in all material respects to maintain its existence, to conduct its business and operations to comply with all applicable laws and to perform all material obligations under all agreements binding upon it.

                  (iv) The Purchaser shall cause the Company to invest in such capital and operational improvements as would reasonably be expected to cause the Company's earnings to grow at a reasonable rate; provided that the Company shall not make any one capital or operational improvement the cost of which exceeds $50,000 or accelerate depreciation with respect to capital improvements without the prior written consent of the Seller.

                  (v) The Purchaser shall not merge or consolidate the Company with any other entity, sell, assign, pledge or otherwise transfer all or substantially all of the Stock or all or substantially all of the assets of the Company, or dissolve the Company, without the prior written consent of the Seller, which consent, subject to the terms of Section 2.2(a)(ii), shall not be unreasonably withheld.

            (b) FURTHER ASSURANCE. The Purchaser shall provide to the Seller and its representatives upon reasonable request copies of all documents and other information regarding the properties, employees, books, accounts, records and contracts of the Company (including, without limitation, the books, records and work papers upon which payments of the Purchase Price are based pursuant to Section 2(a)(i) of this Agreement) which are in the Company's possession after the date of this Agreement.

      6.    COVENANTS OF THE SELLER.

            (a) FURTHER ASSURANCE. The Seller shall provide to the Purchaser and its representatives upon reasonable request copies of all documents and other information regarding the properties, employees, books, accounts, records and contracts of the Company which remain in Seller's possession after the date of this Agreement and which are necessary for the Purchaser to operate the Company's business in compliance with applicable law, including the filing of tax returns.

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            (b) CONSULTING AND NON-COMPETE. In consideration for the
      compensation described below, the Sellers (i) shall, upon reasonable request of the Company, consult with the Company regarding strategic planning, policies and decisions related to the operations of the Company's business and the prospects for the expansion of the Company's business, and (ii) shall not, and shall not permit its subsidiaries or affiliates to, provide services similar to those provided by the Company in the State of Texas. In consideration of the foregoing agreements, the Company shall pay to the Seller, each calendar quarter during the life of the Company and contemporaneously with the Purchase Price payments described in Section 2(a)(i) hereof, an amount equal to 43.5% of the Company's Adjusted Earnings for such calendar quarter up to $150,000 and 35.2% of the Company's Adjusted Earnings exceeding $150,000.

      7.    INDEMNIFICATION.

            (a) INDEMNIFICATION BY THE PURCHASER. The Purchaser shall indemnify, defend and hold harmless the Seller and its successors and assigns from and against any and all losses, liabilities, damages or deficiencies (including interest, penalties and reasonable attorneys' fees) arising out of or due to (i) any breach of any of the representations and warranties of the Purchaser contained in Section 4 of this Agreement or (ii) the operations of the Company after the date of this Agreement.

            (b) INDEMNIFICATION BY THE SELLER. Provided that the Purchaser is not in default of its obligations under this Agreement, the Seller shall indemnify, defend and hold harmless the Purchaser from and against any and all losses, liabilities, damages or deficiencies (including interest, penalties and reasonable attorneys' fees) arising out of or due to a breach of any of the representations and warranties of the Seller contained in Section 3 of this Agreement.

            (c) CLAIMS PROCEDURE. All claims for indemnification under this
      Section 7 shall be asserted and resolved as follows:

                  (i) An indemnitee shall promptly give the indemnitor notice of any matter which an indemnitee has determined has given or is likely to give rise to a right of indemnification under this Agreement, stating the amount of the loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide prompt notice shall not affect the right of the indemnitee to indemnification except to the extent such failure shall have resulted in liability to the indemnitor that could have been actually avoided had such notice been provided within such required time period.

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                  (ii) The obligations and liabilities of an indemnitor under this Section 7 with respect to losses arising from claims of any third party that are subject to the indemnification provided for in this Section 7 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an indemnitee shall receive notice of any third party claim, the indemnitee shall give the indemnitor prompt notice of such third party claim and the indemnitor may, at its option, assume and control the defense of such third party claim at the indemnitor's expense and through counsel of the indemnitor's choice reasonably acceptable to indemnitee. In the event the indemnitor assumes the defense against any such third party claim as provided above, the indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the indemnitor in such defense and will attempt to make available on a reasonable basis to the indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the indemnitor. In the event the indemnitor does not elect to conduct the defense against any such third party claim, the indemnitor shall cooperate with the indemnitee (and be entitled to participate at its own cost) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the indemnitee. The indemnitor understands that if such third party claim results in an obligation to indemnify hereunder, damages shall include all reasonable costs and expenses of such defense. Except for the settlement of a third party claim that involves payment of money only and for which the indemnitee is totally indemnified by the indemnitor, no third party claim may be settled without the written consent of the indemnitee, which consent shall not be unreasonably withheld.

                  (iii) If the indemnitor shall object to a claim for indemnity hereunder, a written notice of such objection setting forth in reasonable detail the basis for such objection shall be promptly provided to the indemnitee (which notice of objection as to any third party claim may in effect be a "reservation of rights" notice neither admitting nor denying an obligation to indemnify hereunder). The parties shall attempt to resolve any dispute arising from the indemnitor's objection to a claim for indemnity within 30 days of the indemnitor's receipt of such claim, provided that if such dispute cannot be so resolved, the party seeking indemnification may take any action available at law or in equity to resolve such claim and such dispute. If the claim objected to shall thereafter be determined to have been a valid claim, damages shall include interest at the prime rate as quoted from time to time by Citibank, N.A. (the "Prime Rate") from the date the claim is first made by the indemnitee until fully paid.

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                  (iv) No claims for indemnification may be made by any of the parties if this Agreement terminates prior to Closing; provided, however, this provision shall not prohibit a party from taking action for any breach of this Agreement.

            (d) EFFECT OF INSURANCE PROCEEDS. The amount which an indemnitee shall be entitled to receive from an indemnitor with respect to a loss under this Section 7 shall be net of any insurance recovery by the indemnitee on account of such loss from an unaffiliated party and the indemnitor shall be subrogated to the rights of the indemnitee with respect to any such loss.

            (e) PAYMENT OF CLAIMS. Payment of any amounts due pursuant to this
      Section 7 shall be made within 30 days after notice is sent by the indemnitee or as determined upon resolution of a dispute pursuant to paragraph (c) above.

      8. NOTICES. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be duly given if delivered personally or by registered or certified mail (notices mailed shall be deemed to have been given on the date received), as follows (or to such other address as any party shall designate by notice in writing to the others in accordance herewith):

            To the Seller:

            Mr. Tom J. Fatjo, Jr.
            TransAmerican Waste Industries, Inc.
            314 North Post Oak Lane
            Houston, Texas 77024

            To the Purchaser:

            The Inland Group, L.L.C.
            2218 Atkinson Drive, Suite A
            Lufkin, Texas 75901
            ATTENTION:  Lynwood T. Moore

      9. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) contains the entire agreement among the parties with respect to the sale of the Stock and related transactions and supersedes all prior arrangements or understandings, written or oral, with respect thereto.

      10. AMENDMENTS. Any term or condition of this Agreement may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an

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agreement in writing, authorized and executed in the same manner as this
Agreement by the parties hereto.

      11. WAIVERS. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power of privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

      12. REMEDIES. In addition to any other remedy available to Seller at law or in equity (a) in the event the Purchaser breaches the payment provisions of Sections 2(a) or 6(b) of this Agreement, the Seller shall have the exclusive right to repurchase the Stock for a purchase price equal to the value of future capital purchases and undistributed earnings as of the date such breach occurs and to assume the operations of the Company upon payment to the Purchaser of such amount; provided that the Seller shall have provided written notice of such breach to the Purchaser and allowed the Purchaser five business days to cure such breach, and provided further that if the parties cannot agree on the fair value of such assets, the determination of fair value shall be subject to arbitration in accordance with the terms of clauses (A)-(E) of Section 2(a)(ii) hereof; and (b) in the event that the Company ceases to operate for a period of 30 consecutive days, the Seller shall have the exclusive right to repurchase the Stock for $10.00 and to assume the operations of the Company upon payment to the Purchaser of such amount. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

      13. EXECUTION AND DELIVERY. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of a counterpart shall be deemed effective upon receipt by the other party of telefaxed signature page to this Agreement, provided that such party shall nonetheless transmit its original executed signature page to the other party.

      14. EXHIBITS AND SCHEDULES. The Exhibits and Schedules and other documents attached to or delivered herewith are hereby incorporated and made a part of this Agreement as if set forth in full herein.

      15. DRAFTING. No presumption shall operate in favor of or against any party in the construction or interpretation of this Agreement as a consequence of a party's responsibility for drafting this Agreement.

      16. ATTORNEY AND PROFESSIONAL FEES. Each party will pay his, her or its own attorney and professional fees in connection with this Agreement and discussions leading to this Agreement.

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      17. CONTROLLING LAW. The parties hereto agree that this Agreement shall be governed and construed by the internal, substantive laws of the State of Texas (without regard to that state's choice of law rules or doctrines) and, if applicable, the substantive law (statutory, administrative or common law) of the United States (without regard to its choice of law, rules or doctrines).

      18. BINDING AGREEMENT. This Agreement shall be binding upon the heirs, successors and assigns of the parties. The Purchaser shall not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the Seller.

      19. INSURANCE. To the extent authorized by law and the current insurance carrier, the Seller shall continue to maintain existing insurance coverage types and policies for up to 60 days from the date of this Agreement as a normal operating expense of the Company.

      The parties have duly executed this Agreement as of the date first written above.

                                    TransAmerican Waste Industries, Inc.

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________


                                    Inland Products, Inc.

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________


                                    The Inland Group, L.L.C.

                                    By: _______________________________________
                                    Name: Lynwood T. Moore
                                    Title:  Member

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